Exhibit (a)(1)(E)

WITHDRAWAL LETTER

Regarding the Common Stock

of

HIGHLANDS REIT, INC.

Tendered Pursuant to the Offer

Dated October 24, 2023

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY

TIME, ON NOVEMBER 21, 2023

UNLESS THE OFFER IS EXTENDED OR WITHDRAWN

(SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE” OR

THE “EXPIRATION TIME”).

YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE

EXPIRATION TIME EITHER (1) THROUGH THE SECURED, ONLINE PORTAL AT

https://highlandsreit.computersharecas.com OR (2) BY PROPERLY SUBMITTING AND

DELIVERING THE WITHDRAWAL LETTER BELOW; PROVIDED, HOWEVER, THAT YOU MAY

ONLY WITHDRAW YOUR SHARES BY THE SAME METHOD YOU USED TO TENDER YOUR SHARES.

NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.

Complete this Withdrawal Letter and deliver to the address below. This Withdrawal Letter must be delivered via (i) certified mail return receipt requested, (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery or (iii) U.S. mail. Please note that a Withdrawal Letter delivered via U.S. mail or an overnight courier service may not be received in time. You may instead withdraw your shares electronically through the Company’s secured, online portal, but only if you used the online portal to tender such shares.

By Registered and Overnight Mail:

Highlands REIT, Inc.

c/o Computershare Trust Company, N.A.

Attn Corporate Actions Voluntary Offer

P.O. Box 43011

Providence, RI 02940-3011

By First Class Mail:

Highlands REIT, Inc.

c/o Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer

150 Royall Street, Suite V

Canton, MA 02021

If you have any questions or need assistance in completing the Withdrawal Letter, please contact

Georgeson LLC, the Information Agent for the Offer, by telephone at 800-905-7281.

Highlands REIT, Inc.—Withdrawal Letter

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of the Company’s common stock, par value $0.01 per share (“Shares” or “Common Stock”), in Highlands REIT, Inc. (“the “Company”), or the tender of a portion of such Shares, for repurchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal for:

_______________________________________

Account.

Select which amount of shares you wish to tender (check one box)

☐	Withdraw all shares tendered.

☐	Withdraw only ________________ Shares.

AUTHORIZATION TO WITHDRAW TENDER REQUEST

The undersigned recognizes that upon the submission on a timely basis of this Withdrawal Letter, properly executed, the Shares previously tendered (or the portion of such Shares noted above) will not be repurchased by the Company upon expiration of the offer described above.

Name (Please Print)	SSN/TIN

Name (Please Print)	SSN/TIN

Signature & Date—Stockholder

Signature & Date—Co-Stockholder(s)